UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               June 28, 2005
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                               Date of Report
                      (Date of Earliest Event Reported)

                         WESTON TECHNOLOGIES CORP.
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             (Exact Name of Registrant as Specified in its Charter)

                                 DELAWARE
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                (State or Other Jurisdiction of Incorporation)

                 000-49856                         75-3022004
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      (Commission File Number)           (IRS Employer Identification No.)

                    80 Wall Street, Suite 818, New York, NY 10005
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         (Address of Principal Executive Offices, including ZIP Code)







Item 3.02  Unregistered Sales of Equity Securities


On June 28, 2005, certain shareholders of Weston Technologies Corp. (the "Company") elected to exercise their warrants to purchase 8,986,725 shares of common stock of the Company at an exercise price of $.001 per share (the "Warrant Exercise"), which were granted under the Share Exchange Agreement between the Company and shareholders of Best Partners Worldwide Limited dated October 15, 2003, pursuant to which the Company issued warrants to purchase a total of 43,636,725 shares of the Company's common stock for a period of five years ending on October 14, 2008, out of which 34,650,000 were exercised on September 30, 2004. After the Warrant Exercise, the Company's total number of shares issued and outstanding is 50,000,000, and there are no warrants to purchase the Company's common stock outstanding.

After the Warrant Exercise, the 5% shareholders of the Company are set forth below:

Shareholder	                          No. of Shares          Percentage
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Dragon Concept Investments Ltd.        23,115,800             46.23%
Nu Vision Investment Ltd.  		    5,700,000             11.40%
Comp International Ltd.                 4,250,000              8.50%




                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


WESTON TECHNOLOGIES CORP.


By: /s/ Yin Sen Wong
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Yin Sen Wong, Chief Executive Officer


Date:  June 28, 2005